AMENDMENT NO. 20
TO
FIRST AMENDED AND RESTATED
MASTER DISTRIBUTION AGREEMENT
          This Amendment (the “Amendment”) dated July 16, 2012, amends The First Amended and Restated Master Distribution Agreement (the “Agreement”), dated as of July 16, 2001, by and between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust and Invesco Distributors, Inc., a Delaware corporation.
     WHEREAS, the parties desire to (i) remove Invesco V.I. Leisure Fund, Invesco V.I. Capital Appreciation Fund and Invesco V.I. Capital Development Fund; and (ii) change the name of the following series portfolios: Invesco V.I. Basic Value Fund to Invesco Van Kampen V.I. Value Opportunities Fund, Invesco V.I. Dividend Growth Fund to Invesco V.I. Diversified Dividend Fund, Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund to Invesco V.I. Equally Weighted S&P 500 Fund, Invesco Van Kampen V.I. Global Value Equity Fund to Invesco V.I. Global Core Equity Fund, Invesco Van Kampen V.I. Capital Growth Fund to Invesco Van Kampen V.I. American Franchise Fund and Invesco Van Kampen V.I. Mid Cap Value Fund to Invesco Van Kampen V.I. American Value Fund;
     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
FIRST AMENDED AND RESTATED
MASTER DISTRIBUTION AGREEMENT
OF
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SERIES I SHARES	SERIES II SHARES
Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. Balanced-Risk Allocation Fund
Invesco Van Kampen V.I. Value Opportunities Fund	Invesco Van Kampen V.I. Value Opportunities Fund
Invesco V.I. Core Equity Fund	Invesco V.I. Core Equity Fund
Invesco V.I. Diversified Income Fund	Invesco V.I. Diversified Income Fund
Invesco V.I. Global Health Care Fund	Invesco V.I. Global Health Care Fund
Invesco V.I. Global Real Estate Fund	Invesco V.I. Global Real Estate Fund
Invesco V.I. Government Securities Fund	Invesco V.I. Government Securities Fund
Invesco V.I. High Yield Fund	Invesco V.I. High Yield Fund
Invesco V.I. International Growth Fund	Invesco V.I. International Growth Fund
Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Mid Cap Core Equity Fund
Invesco V.I. Money Market Fund	Invesco V.I. Money Market Fund
Invesco V.I. Small Cap Equity Fund	Invesco V.I. Small Cap Equity Fund
Invesco V.I. Technology Fund	Invesco V.I. Technology Fund
Invesco V.I. Utilities Fund	Invesco V.I. Utilities Fund
Invesco V.I. Diversified Dividend Fund	Invesco V.I. Dividend Growth Fund
Invesco V.I. High Yield Securities Fund	Invesco V.I. High Yield Securities Fund
Invesco V.I. S&P 500 Index Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Equally Weighted S&P 500 Fund	Invesco V.I. Equally Weighted S&P 500 Fund
Invesco Van Kampen V.I. American Franchise Fund	Invesco Van Kampen V.I. American Franchise Fund
Invesco Van Kampen V.I. Comstock Fund	Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. Equity and Income Fund	Invesco Van Kampen V.I. Equity and Income Fund
Invesco V.I. Global Core Equity Fund	Invesco V.I. Global Core Equity Fund

SERIES I SHARES	SERIES II SHARES
Invesco Van Kampen V.I. Growth and Income Fund	Invesco Van Kampen V.I. Growth and Income Fund
Invesco Van Kampen V.I. Mid Cap Growth Fund	Invesco Van Kampen V.I. Mid Cap Growth Fund
Invesco Van Kampen V.I. American Value Fund	Invesco Van Kampen V.I. American Value Fund”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ Gursh Kundan Gursh Kundan
Executive Vice President

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